Spruce Power Reports Fourth Quarter and Full-Year 2024 Results

DENVER, COLORADO (March 31, 2025) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the fourth quarter and year ended December 31, 2024.

Business Highlights

•Reported 4Q revenues of $20.2 million, net loss attributable to stockholders of $5.9 million and Operating EBITDA of $10.8 million
•Ended quarter with liquidity position of $72.8 million in unrestricted cash to support future growth and current operations
•Added approximately 9,800 home solar assets and customer contracts in 2024 via NJR Clean Energy Ventures, a subsidiary of New Jersey Resources Corporation (NYSE: NJR), for nearly 15% year-on-year growth, to reach approximately 85,000 home solar assets and contracts
•Signed first customer agreement for Spruce Pro business with ADT to service a third party portfolio of approximately 60,000 residential solar systems
•Customer Satisfaction (CSAT) score rose to 83% in 2024 from 74% in 2023

Management Commentary and Outlook

"In this time of heightened uncertainty across the residential solar market, Spruce offers investors greater stability and predictability given that our business is predicated on generating long-term contracted cash flows from existing solar assets through operational efficiencies, maintenance and superior asset management," said Chris Hayes, Spruce's Chief Executive Officer. "Unlike many of our peers, we are not dependent on continuous growth in new solar installations, externally financed working capital or government support."

Hayes continued, "Spruce demonstrated important progress in 2024, driven by a targeted acquisition of residential solar systems in New Jersey and the successful launch of our third-party servicing channel, Spruce Pro. In addition, we were proud to earn a sizable increase in customer satisfaction ratings."

Hayes concluded, "As we look forward to 2025, Spruce has built a highly attractive owner-operator platform that is poised for scale and long-term value creation. We continue to advance a pipeline of growth opportunities with a focus on profitable growth and driving inflection in the cash generating ability of our Company. Further, we are focused on improving operating efficiency, which we expect to drive margin expansion."

Consolidated Financial Results

Revenues totaled $20.2 million for the fourth quarter of 2024, compared to $15.7 million for the fourth quarter of 2023. The increase in fourth quarter revenues was primarily a result of increased revenues associated with the NJR Acquisition in the fourth quarter of 2024 and recognizing revenue for delinquent customer accounts in accordance with GAAP in the fourth quarter of 2023.

Total operating expenses were $26.7 million for the fourth quarter of 2024, compared to $24.2 million for the fourth quarter of 2023. Core operating expenses, which includes both selling, general & administrative expenses ("SG&A") and operations & maintenance expenses ("O&M"), were $20.7 million for the fourth quarter of 2024, up from $17.6 million for the fourth quarter of 2023. The increases in both total operating expenses and core operating expenses were primarily attributable to higher compensation costs due to increased employee headcount, slightly offset by lower routine O&M costs in the fourth quarter of 2024.

Net loss attributable to stockholders was $5.9 million for the fourth quarter of 2024.

Management considers Operating EBITDA as a key measure in evaluating Spruce's operating performance. For the fourth quarter of 2024, Operating EBITDA was $10.8 million.

Balance Sheet and Liquidity

The Company's total principal amount of outstanding debt as of December 31, 2024, was $730.6 million with a blended interest rate of 6.0%, including the impact of hedge arrangements. All debt consists of project finance loans that are non-recourse to the Company itself.

Total cash as of December 31, 2024, was $109.1 million, including cash and cash equivalents of $72.8 million and restricted cash of $36.3 million. This is down from $172.9 million of total cash as of December 31, 2023, primarily attributable to increased O&M expenses, cash paid for the NJR acquisition, and legal expense, partially offset by proceeds from the issuance of new non-recourse debt in 2024.

Growth and Capital Allocation

Spruce is committed to maximizing long-term value for our shareholders through a disciplined approach that includes strategic acquisitions, capital expenditure projects, debt repayment, and shareholder return initiatives.

In January 2024, Spruce announced the launch of 'Spruce Pro', a brand that extends Spruce's distributed solar energy servicing capabilities into a new growth area of commercial solar.

In November 2024, Spruce acquired a portfolio of approximately 9,800 home solar assets and customer contracts, which is highly complementary to Spruce's existing asset base and funded the acquisition through a combination of cash on hand and non-recourse project level debt. Inclusive of this acquisition, the Company's gross portfolio value was $910.0 million in the fourth quarter, whereas Spruce's gross portfolio value would have been $749.0 million without the transaction, further demonstrating the value of the acquisition while maintaining disciplined cash restraint.

In December 2024, Spruce entered into a servicing agreement with a residential solar installer to provide servicing solutions to a portfolio with approximately 60,000 residential solar systems.

During the fourth quarter of 2024, Spruce repurchased 0.3 million shares of common stock at a weighted average price per share of $2.93 for a total cost of $0.9 million, inclusive of transaction costs. There was $43.8 million remaining under the Company's authorized $50.0 million common share repurchase program at the end of 2024.

Key Operating Metrics

As of December 31, 2024, Spruce owned cash flows from approximately 85,000 home solar assets and contracts across 18 U.S. States with an average remaining contract life of approximately 11 years. Combined portfolio generation for the year ended December 31, 2024, was approximately 515 thousand MWh of power. In addition, the Company is also contracted to service over 60,000 third-party owned home solar systems as of December 31, 2024. Gross Portfolio Value, on a PV6 basis as described below, was $910.0 million as of December 31, 2024.

Conference Call Information

The Spruce management team will host a conference call for analysts and investors to discuss its fourth quarter and full-year 2024 financial results and business outlook today at 2:30 p.m. Mountain Time. The conference call can be accessed live over the telephone by dialing (646) 307-1963 and referencing Conference ID 3699222. Alternatively, the call can be accessed via a live webcast accessible at https://events.q4inc.com/attendee/493158938. An audio replay will be available shortly after the call and can be accessed by dialing (800) 770-2030. The passcode for the replay is 3699222. The replay will be available until April 11, 2025.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our Company owns the cash flows from approximately 85,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are characterized by the use of certain words or phrases (and their derivatives) such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “goals,” “target” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely,” and similar expressions that predict or indicate future events or trends that are not statements of historical matters. These statements are based upon our current plans and strategies and management’s assumptions and expectations about future events and market conditions, and reflect our current assessment of the risks and uncertainties related to our business as of the date of this release. Forward-looking statements in this release may include, without limitation, statements made in Mr. Hayes’ quotations, statements regarding contracted portfolio value and renewal portfolio value, potential future acquisitions, potential future repurchases under the stock repurchase program, and the Company's prospects for long-term growth in revenues, business cash inflows and earnings. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and therefore, there is no guarantee that any repurchases will be completed or as to the number of shares that may be purchased. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of the Company’s existing knowledge of its business and operation, there can be no assurance that actual future results, performance or achievements of, or trends affecting, the Company will not differ materially from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from historical results or the forward-looking statements contained herein, including but not limited to: uncertainties relating to the solar energy industry and the risk that sufficient additional demand for home solar energy systems may not develop or take longer to develop than the Company anticipates; disruptions to our solar monitoring systems; problems with performance of our solar energy systems or our solar energy systems not performing as well as expected; the ability to identify and complete future acquisitions or strategic relationships and the ability to integrate strategic acquisitions; the ability to develop and market new products and services; changes in, and our compliance with, laws and regulations affecting our business; the highly competitive nature of the Company’s business and markets; the ability to manage our growth effectively or grow by expanding our market penetration or acquiring additional home solar portfolios; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims or other claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services, including due to tariffs or trade restrictions;

developments in technology or improvements in distributed solar energy generation and related technologies or components; a material reduction in the retail price of traditional utility generated electricity, electricity from other sources or renewable energy credits; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; cybersecurity risks; the loss or transition of key employees or senior management or the Company’s inability to attract and retain qualified personnel; failure to remediate the Company’s previously identified material weaknesses in the Company’s internal control over financial reporting, the identification of additional material weaknesses, or failure to maintain an effective system of internal control; general economic, financial, legal, political and business conditions, supply chain constraints and changes in domestic and foreign markets; the availability of capital and additional financing; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 9, 2024, subsequent Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Readers are cautioned not to rely too heavily on forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

Use of Non-GAAP Financial Information

This press release includes references to certain non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter, without the impact of items or events that may obscure trends in our underlying financial performance. These non-GAAP financial measures should not be considered in isolation and should be considered as a supplement to, and not as a substitute for or superior to, the GAAP financial measures presented in this press release, our financial statements, and other publicly filed reports. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward-looking financial information. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Definitions of Non-GAAP Financial Information

Earnings (Loss) Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding back interest expense, net, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We believe that Adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year-to-year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segment. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Operating EBITDA:

We define Operating EBITDA as Adjusted EBITDA plus proceeds from investment in master lease agreement, net, proceeds from buyouts / prepayments and interest earned on cash investments. Proceeds from investment in lease agreement, net, represent cash flows from the Company's Spruce Power 4 Portfolio, which holds the 20-year use rights to customer payment streams of approximately 22,500 solar lease and power purchase agreements, net of servicing costs. Proceeds from buyouts / prepayments represent cash inflows from the early buyout of customer solar contracts and cash inflows from the prepayment of customer solar contracts. Interest earned on cash investments represent cash interest received on investments in money market funds / U.S. Treasury securities.

Adjusted Free Cash Flow:

We define Adjusted Free Cash Flow as Operating EBITDA less project finance debt service, platform capital expenditures, and other non-cash items. Project finance debt service represents principal and interest payments, including sweeps where applicable, on Spruce's non-recourse, project finance debt facilities. Other non-cash items represent miscellaneous non-cash income or expense associated with our various operating portfolios of residential solar assets.

Core Operating Expenses:

We define Core Operating Expenses as the sum of our SG&A and our O&M expenses.

Portfolio Value Metrics:

We believe Portfolio Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of solar renewable energy credits ("SRECs") generated from assets that the Company owns today.

•Gross Portfolio Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)
•Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of December 31, 2024
Contracted Portfolio Value (1)	$797
Renewal Portfolio Value (2)	69
Uncontracted Renewable Energy Credits (3)	44
Gross Portfolio Value (4)	$910

(1) Contracted Portfolio Value represents the present value of the remaining net cash flows discounted at 6% per annum during the initial term of the Company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the Company expects to receive from customers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third-party project equity investors. The calculation includes cash flows the Company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2) Renewal Portfolio Value is the forecasted net present value the Company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for customers as of the measurement date. The Company calculates the Renewal Portfolio Value amount at the expiration of the initial contract term assuming that, on average, Spruce's customers choose to renew 50% of the time at a contract rate representing a 35% discount to the contract rate in effect at the end of the initial contract term, for a term of 7-years.

(3) Uncontracted sales of SRECs based on forward market REC pricing curves, adjusted for liquidity discounts.
(4) Gross Portfolio Value represents the sum of Contracted Portfolio Value, Renewal Portfolio Value and Uncontracted SRECs.

Spruce Power Holding Corporation
Consolidated Statements of Operations
For the Three Months and Years Ended December 31, 2024 and 2023

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share and share amounts)	2024	2023	2024	2023

Revenues	$20,226	$15,701	$82,107	$79,859
Operating expenses:
Cost of revenues - solar energy systems depreciation	6,189	5,952	23,377	23,823
Cost of revenues - operations and maintenance	5,285	5,604	16,597	13,990
Selling, general and administrative expenses	15,463	12,029	58,889	56,122
Litigation settlements, net	179	1,126	7,384	27,465
Gain on asset disposal	(449)	(499)	(2,504)	(4,724)
Impairment of goodwill	—	—	28,757	—
Total operating expenses	26,667	24,212	132,500	116,676
Loss from operations	(6,441)	(8,511)	(50,393)	(36,817)
Other (income) expense:
Interest income	(5,850)	(5,688)	(22,758)	(19,534)
Interest expense, net	10,332	11,121	40,232	41,936
Change in fair value of warrant liabilities	—	(21)	(17)	(239)
Change in fair value of interest rate swaps	(5,400)	16,479	2,753	4,816
Other income, net	(72)	(69)	(525)	(1,309)
Net loss from continuing operations	(5,451)	(30,333)	(70,078)	(62,487)
Net income (loss) from discontinued operations (including loss on disposal of $3,083 for the year ended December 31, 2023)	(25)	130	25	(4,123)
Net loss	(5,476)	(30,203)	(70,053)	(66,610)
Less: Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	452	(15)	436	(779)
Net loss attributable to stockholders	$(5,928)	$(30,188)	$(70,489)	$(65,831)
Net loss from continuing operations per share, basic and diluted	$(0.29)	$(1.60)	$(3.79)	$(3.40)
Net income (loss) from discontinued operations, basic and diluted	$—	$0.01	$—	$(0.22)
Net loss attributable to stockholders per share, basic and diluted	$(0.32)	$(1.59)	$(3.82)	$(3.58)
Weighted-average shares outstanding, basic and diluted	18,567,868	18,990,603	18,470,926	18,391,436

Spruce Power Holding Corporation
Reconciliation of Non-GAAP Financial Measures
For the Three Months and Years Ended December 31, 2024 and 2023

	Three Months Ended December 31,		Years Ended December 31,
(In thousands)	2024	2023	2024	2023
Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and Operating EBITDA
Net loss attributable to stockholders	$(5,928)	$(30,188)	$(70,489)	$(65,831)
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	452	(15)	436	(779)
Interest income	(5,850)	(5,688)	(22,758)	(19,534)
Interest expense, net	10,332	11,121	40,232	41,936
Depreciation and amortization	5,331	4,752	20,280	20,230
EBITDA	4,337	(20,018)	(32,299)	(23,978)
Net (income) loss from discontinued operations	25	(130)	(25)	4,123
Impairment of goodwill	—	—	28,757	—
Restructuring charges	—	—	—	965
Legal charges related to SEC investigation and shareholder lawsuits	275	1,713	8,952	31,400
Gain on asset disposal	(449)	(499)	(2,504)	(4,724)
Change in fair value of interest rate swaps	(5,400)	16,479	2,753	4,816
Meter upgrade campaign	480	2,545	2,123	4,353
Other one-time costs	183	106	4,311	2,367
Change in fair value warrant liabilities	—	(21)	(17)	(239)
Stock based compensation	957	836	3,097	2,885
Bad debt expense	258	(595)	1,386	1,841
Accretion expense	55	300	236	300
Non-recurring acquisition/divestment expenses	1,161	367	1,161	1,577
Adjusted EBITDA	1,882	1,083	17,931	25,686
Proceeds from investment in master lease agreement, net	6,082	6,420	23,077	18,171
Proceeds from buyouts / prepayments	1,656	1,956	6,934	7,450
Interest earned on cash investments	1,186	1,855	5,922	7,851
Operating EBITDA	$10,806	$11,314	$53,864	$59,158

Spruce Power Holding Corporation
Calculation of Core Operating Expenses
For the Three Months and Years Ended December 31, 2024 and 2023

	Three Months Ended December 31,		Years Ended December 31,
(In thousands)	2024	2023	2024	2023
Calculation of core operating expenses:
Cost of revenues - operations and maintenance	$5,285	$5,604	$16,597	$13,990
Selling, general and administrative expenses	15,463	12,029	58,889	56,122
Core operating expenses	$20,748	$17,633	$75,486	$70,112

Spruce Power Holding Corporation
Consolidated Balance Sheets
December 31, 2024 and 2023

	As of December 31,
(In thousands, except share and per share amounts)	2024	2023
Assets
Current assets
Cash and cash equivalents	$72,802	$141,354
Restricted cash	36,346	31,587
Accounts receivable, net of allowance of $0.8 million and $1.7 million as of December 31, 2024 and 2023, respectively	15,010	9,188
Interest rate swap assets, current	6,258	11,333
Prepaid expenses and other current assets	6,014	9,879
Total current assets	136,430	203,341
Investment related to SEMTH master lease agreement	136,942	143,095
Property and equipment, net	589,014	484,406
Interest rate swap assets, non-current	18,414	16,550
Intangible assets, net	8,957	10,196
Deferred rent assets	3,717	2,454
Right-of-use assets, net	4,750	5,933
Goodwill	—	28,757
Other assets	255	257
Long-term assets of discontinued operations	—	32
Total assets	$898,479	$895,021
Liabilities, noncontrolling interests and stockholders’ equity
Current liabilities
Accounts payable	987	1,120
Non-recourse debt, current	$28,310	$27,914
Accrued expenses and other current liabilities	28,125	40,634
Deferred revenue, current	1,194	878
Lease liability, current	892	1,166
Current liabilities of discontinued operations	61	—
Total current liabilities	59,569	71,712
Non-recourse debt, non-current	677,021	590,866
Deferred revenue, non-current	2,790	1,858
Lease liability, non-current	4,848	5,731
Warrant liabilities	—	17
Unfavorable solar renewable energy agreements, net	4,134	6,108
Interest rate swap liabilities, non-current	385	843
Other long-term liabilities	3,540	3,047
Long-term liabilities of discontinued operations	40	170
Total liabilities	752,327	680,352
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value; 350,000,000 shares authorized at December 31, 2024 and December 31, 2023; 19,403,262 and 18,311,054 shares issued and outstanding at December 31, 2024, respectively, and 19,093,186 issued and outstanding at December 31, 2023	2	2
Additional paid-in capital	478,366	475,654
Accumulated deficit	(328,377)	(257,888)
Treasury stock at cost, 1,092,208 shares and 800,650 at December 31, 2024 and 2023, respectively	(6,277)	(5,424)
Noncontrolling interests	2,438	2,325
Total stockholders’ equity	146,152	214,669
Total liabilities, noncontrolling interests and stockholders’ equity	$898,479	$895,021

For More Information
Investor Contact: investors@sprucepower.com
Head of Investor Relations: Scott Kozak

Media Contact: publicrelations@sprucepower.com